EXHIBIT 99.1
For Immediate Release
Hasbro Reports Fourth Quarter and Full-Year 2022 Financial Results

Issues 2023 Guidance and Provides Update to Medium and Long-term Financial Targets

Pawtucket, R.I., February 16, 2023 -- Hasbro, Inc. (NASDAQ: HAS), a global branded entertainment leader, today reported financial results for the fourth quarter and full-year 2022.

Full-year revenues of $5.86 billion were down 9% year-over-year, a decline of 6% on a constant currency basis. Operating profit of $407.7 million, or 7.0% operating profit margin, and adjusted operating profit of $922.5 million, or 15.8% adjusted operating profit margin.

Fourth quarter revenues of $1.68 billion, down 17% year-over-year, a decline of 14% on a constant currency basis. Operating loss of $125.7 million, or -7.5% operating profit margin, and adjusted operating profit of $269.2 million, or 16.0% adjusted operating profit margin.

"As we announced previously, our fourth quarter and full-year 2022 results came in below our expectations," said Chris Cocks, Hasbro chief executive officer. "Despite this, we delivered our first billion-dollar brand in MAGIC: THE GATHERING and another record year at Wizards of the Coast and Digital Gaming, we grew key investment areas including licensing and direct to consumer, and we improved adjusted operating profit margin. We also reduced owned and retail inventory levels from the third quarter peak and we are working to reduce them further this year. Only a few months in, we have made meaningful progress in implementing Blueprint 2.0 with a heightened focus on innovation, data driven investment in key brands and disciplined cost management."

"For 2023, we have a focused plan to grow share in our key categories and further improve our margins. We are capitalizing on a fantastic entertainment slate, including Dungeons & Dragons: Honor Among Thieves in March and exciting new product launches, while facing a challenging consumer discretionary environment and approximately $300 million in revenue headwinds from exited licenses, brands and markets as well as foreign exchange," said Cocks. "Our strategy is centered on what makes our brands great - play, supported by compelling storytelling and disciplined brand management."

"We are making significant headway in the execution of Blueprint 2.0 - including investing in higher return brands and projects, ending low return initiatives, modernizing our organization and lowering our cost base," said Deborah Thomas, Hasbro chief financial officer. "We forecasted a challenging 2022, and that came to fruition. We also invested to grow, including the $146 million acquisition of D&D Beyond, which was earnings accretive in Q4, and returned $510 million to shareholders through dividends and share repurchase. Our current cash position adequately supports our business needs in the short-term, and operating cash flow is expected to nearly double in 2023."

Fourth Quarter and Full-Year 2022 Financial Results

$ Millions, except earnings per share	Q4 2022	Q4 2021	% Change	FY 2022	FY 2021	% Change
Net Revenues[1]	$1,678.5	$2,013.4	-17%	$5,856.7	$6,420.4	-9%

Operating Profit (Loss)	$(125.7)	$171.5	>-100%	$407.7	$763.3	-47%
Adjusted Operating Profit[2]	$269.2	$219.9	22%	$922.5	$995.2	-7%

Net Earnings (Loss)	$(128.9)	$82.2	>-100%	$203.5	$428.7	-53%
Net Earnings (Loss) per Diluted Share	$(0.93)	$0.59	>-100%	$1.46	$3.10	-53%

Adjusted Net Earnings[2]	$181.9	$168.4	8%	$618.1	$723.4	-15%
Adjusted Net Earnings per Diluted Share[2]	$1.31	$1.21	8%	$4.45	$5.23	-15%

EBITDA[2]	$(61.4)	$203.9	>-100%	$665.1	$1,041.7	-36%
Adjusted EBITDA[2]	$327.2	$306.5	7%	$1,173.1	$1,310.2	-10%
1Foreign exchange had a negative $62.5 million impact, or 3%, on fourth quarter 2022 revenue and a negative $166.3 million impact, or 3%, on full-year 2022 revenue.
2See the financial tables accompanying this press release for a reconciliation of GAAP and non-GAAP financial measures.

Fourth quarter and full-year 2022 net earnings were impacted by the following after-tax amounts, which are excluded from adjusted net earnings, respectively:
•$228.3 million and $231.9 million for the quarter and full-year 2022, respectively, of asset impairments and charges related to the Company's Blueprint 2.0 strategy focused on fewer, bigger brands. In the fourth quarter 2022 these charges primarily relate to a non-cash charge of $215.2 million related to a partial impairment of POWER RANGERS due to changes in entertainment strategy and plans; and incremental asset charges related to exiting brands, consisting of inventory and asset write offs of $13.1 million.
•Charges of $64.6 million and $89.2 million for the fourth quarter and full-year 2022, respectively, related to severance and other employee charges, consultant fees and the program transformation office associated with the Company's Operational Excellence program.
•A full-year charge of $21.1 million related to the loss on the sale of non-core businesses within the Entertainment segment.
•$13.9 million and $59.4 million of acquired intangible amortization and $4.0 million and $12.9 million of acquisition-related costs in the fourth quarter and full-year 2022, respectively, in connection with the eOne acquisition.

Fourth Quarter and Full-Year 2022 Brand Portfolio Performance

Brand Performance ($ Millions)	Net Revenues
	Q4 2022	Q4 2021	% Change	FY 2022	FY 2021	% Change
Franchise Brands[1]	$729.5	$830.2	-12%	$2,830.6	$2,955.6	-4%
Partner Brands	$276.2	$394.3	-30%	$1,052.0	$1,161.0	-9%
Hasbro Gaming[2]	$262.6	$286.1	-8%	$743.3	$851.4	-13%
Emerging Brands	$110.3	$157.5	-30%	$402.1	$454.7	-12%
TV/Film/Entertainment	$299.9	$345.3	-13%	$828.7	$997.7	-17%
1Effective in the first quarter of 2022, the Company moved PEPPA PIG into Franchise Brands from Emerging Brands. For comparability, fourth quarter and full-year 2021 net revenues have been restated to reflect the elevation of PEPPA PIG from Emerging Brands into Franchise Brands resulting in a change of $60.9 million and $162.9 million, respectively.

2Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $581.8 million for the fourth quarter 2022, up 5% versus the fourth quarter 2021 and $1,997.5 million, down 5% versus the full-year 2021.

MAGIC: THE GATHERING had a record year and exceeded $1 billion in revenue for the first time, led by strong growth in tabletop gaming. Each tent pole set release through the first three quarters crossed $100 million in revenue for the first time and the fourth quarter release, The Brothers War, is on track to do so in 2023. Warhammer 40K Universes Beyond Commander deck was reprinted three times to meet robust player demand and Dominaria Remastered released on January 13, 2023 and was supported by initial shipments in the fourth quarter of 2022.

	Net Revenues
$ Millions	Q4 2022	% Change	FY 2022	% Change
MAGIC: THE GATHERING	$263.20	+40%	$1,065.20	+7%

PEPPA PIG and PLAY-DOH, including the holiday feature item PLAY-DOH Ice Cream Truck, were also strong performers in 2022. Hasbro products for the Partner Brand Marvel portfolio delivered a record year and Hasbro's product revenue for Star Wars was up year-over-year. Despite growth in select new items, declines in NERF, Hasbro Gaming and the transition out of select licenses contributed to lower revenue.

Company Outlook
Reflecting on the current environment and an expected flat to declining toy and game market in 2023, the Company's full-year 2023 guidance includes:
•Revenue down low-single digits
•Adjusted operating profit margin expansion of 50 to 70 basis points, excluding Operational Excellence charges and other non-GAAP items1
•Adjusted earnings per diluted share in the range of $4.45 to $4.55
•Adjusted EBITDA approximately flat with 2022 Adjusted EBITDA
•Operating cash flow in the range of $600 to $700 million

1The Company is not able to reconcile its forward-looking non-GAAP adjusted operating profit margin, adjusted earnings per diluted share and adjusted EBITDA measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results.

Given the full-year 2022 results and its progress on implementing Blueprint 2.0, Hasbro updated its medium and long-term outlook with the following financial targets:
•Mid-single digit revenue CAGR through 2027
•High-single digit operating profit CAGR to achieve 20% adjusted operating profit margin by full-year 2027
•Operating cash flow improvement with a target of $1 billion annually by full-year 2025
•$250-$300 million annualized run-rate cost savings by year-end 2025

Targets are based off 2022 results and do not reflect the potential sale of select entertainment assets. The Company plans to update its outlook upon completion of this process if it results in the sale of non-core entertainment assets.

Blueprint 2.0 & Operational Excellence
At the Company's investor day on October 4, 2022, Hasbro unveiled its Blueprint 2.0. This new consumer-centric approach focuses on fewer, bigger brands, expanded licensing, branded entertainment, and driving high-margin growth in games, digital and direct to consumer.

In support of the Blueprint 2.0, Hasbro announced an Operational Excellence program to deliver $250-300 million in annualized run-rate cost savings by year-end 2025. In 2022, $50 million of run-rate cost savings was achieved with $20 million of actualized savings. The Company remains on track to achieve $150 million in run-rate cost savings for the full-year 2023. Expected cash costs to implement the program are approximately $200 million, of which $15 million was spent in 2022. A $89.2 million after-tax charge was recorded in the full-year 2022 primarily from workforce reductions and related fees associated with the execution of the Blueprint 2.0 strategy.

Fourth Quarter and Full-Year 2022 Major Segment Performance

Q4 2022 Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit[1]
	Q4 2022	Q4 2021	% Change	Q4 2022	Q4 2021	Q4 2022	Q4 2021
Consumer Products	$1,004.7	$1,355.8	-26%	$78.4	$140.9	$102.1	$140.9
Wizards of the Coast and Digital Gaming	$339.0	$277.9	22%	$104.1	$84.7	$104.1	$84.7
Entertainment	$334.8	$379.7	-12%	$25.1	$(17.5)	$32.7	$8.2

Q4 2022 Major Segments ($ Millions)	EBITDA		Adjusted EBITDA[1]
	Q4 2022	Q4 2021	Q4 2022	Q4 2021
Consumer Products	$141.8	$173.0	$165.7	$182.0
Wizards of the Coast and Digital Gaming	$110.5	$103.6	$115.9	$107.0
Entertainment	$40.0	$8.4	$45.9	$20.9
1Reconciliations are included in the attached schedules under the heading "Reconciliation of Adjusted Operating Profit" and “Reconciliation of EBITDA and Adjusted EBITDA.”

FY 2022 Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit[1]
	FY 2022	FY 2021	% Change	FY 2022	FY 2021	FY 2022	FY 2021
Consumer Products	$3,572.5	$3,981.6	-10%	$217.3	$401.4	$269.9	$401.4
Wizards of the Coast and Digital Gaming	$1,325.1	$1,286.6	3%	$538.3	$547.0	$538.3	$547.0
Entertainment	$959.1	$1,152.2	-17%	$22.7	$(91.8)	$82.6	$102.1

FY 2022 Major Segments ($ Millions)	EBITDA		Adjusted EBITDA[1]
	FY 2022	FY 2021	FY 2022	FY 2021
Consumer Products	$442.7	$532.5	$491.2	$565.1
Wizards of the Coast and Digital Gaming	$549.7	$593.7	$570.1	$606.1
Entertainment	$85.3	$33.5	$135.9	$162.3
1Reconciliations are included in the attached schedules under the heading "Reconciliation of Adjusted Operating Profit" and “Reconciliation of EBITDA and Adjusted EBITDA.”

Full-Year 2022 Segment Commentary & 2023 Outlook
Consumer Products segment revenues decreased 10%.
•Revenue decreased 7% excluding a negative $117.5 million impact of foreign exchange, $92.3 million of which was in Europe.
•The segment's decline in adjusted operating profit is the result of lower revenue as well as higher allowances, close outs and warehousing costs associated with higher inventory levels. These items were partially offset by savings realized from the Company’s Operational Excellence program within cost of sales and distribution expense, as well as lower air freight, royalties, advertising and incentive compensation expenses.
•For the full year 2023, revenue is expected to decline mid-single digits from full-year 2022 with adjusted operating profit margin improvement of 150 to 200 basis points from the adjusted 7.6% in 2022.

Wizards of the Coast and Digital Gaming segment revenues increased 3%.
•Revenues increased 5% excluding a negative $27.9 million impact of foreign exchange.
•Tabletop gaming revenue increased 12%, more than offsetting the 23% decline in digital revenue due to fewer new digital gaming releases in 2022 versus 2021.
•Operating profit of $538.3 million was down 2% and reflects higher product cost, royalties due to Universes Beyond growth and product development. These items were partially offset by lower costs associated with the digital game Dark Alliance that released in 2021 as well as lower incentive compensation.
•For the full year 2023, we expect mid-single digit revenue growth. Operating profit margin is expected to be in the high 30% range as we continue to build on the Universes Beyond franchise and invest for long-term growth in these valuable brands.

Entertainment segment revenue decreased 17% and was down 12% excluding $65 million of music revenue associated with the business sold in 2021.
•Revenues declined 15%, excluding a negative $21.0 million impact of foreign exchange.
•Film & TV revenue declined 10% reflecting lower film revenues with fewer new releases in 2022 vs. 2021 and the timing of deliveries. TV revenues increased behind strong scripted TV deliveries.
•Family Brands revenue declined 40% primarily due to the delivery of My Little Pony: A New Generation film in the third quarter 2021 which did not have a comparable film in 2022.
•Music and Other declined, including $65 million of revenues associated with the music business sold in 2021.
•Adjusted operating profit decreased 19% on lower revenues. These declines were partially offset by reductions in royalty, advertising and promotion, and incentive compensation expense.
•For the full-year 2023, we expect revenue to increase low-single digits and adjusted operating profit margin is expected to increase slightly from 8.6% in 2022. Guidance will be updated upon completion of the sale process of our non-core entertainment assets.

Capital Priorities and Dividend
During the fourth quarter, Hasbro paid $96.7 million in cash dividends to shareholders. For the full-year 2022, the Company paid $385.3 million in cash dividends to shareholders. The next dividend of $0.70 per common share was previously declared and will be payable on May 15, 2023 to shareholders of record at the close of business on May 1, 2023.

Given the progress made toward reducing debt, the Company repurchased 1.4 million shares of Hasbro common stock at a total price of $125.0 million during the full-year 2022. $241.6 million remains available in the Company's share repurchase program.

The Company continues to target Debt to EBITDA of 2.0 to 2.5 times. For 2023, progress is expected against this target. Pending the outcome of the sale of non-core film and TV assets, the Company anticipates prioritizing the sale proceeds toward paying down debt. The Company remains committed to maintaining its investment grade rating.

Conference Call Webcast
Hasbro will webcast its fourth quarter and full-year 2022 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.

About Hasbro
Hasbro is a global branded entertainment leader whose mission is to entertain and connect generations of fans through the wonder of storytelling and exhilaration of play. Hasbro delivers engaging brand experiences for global audiences through gaming, consumer products and entertainment, with a portfolio of iconic brands including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, Hasbro Gaming, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands.

Hasbro is guided by our Purpose to create joy and community for all people around the world, one game, one toy, one story at a time. For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, one of the World’s Most Ethical Companies by Ethisphere Institute and one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50. For more information, visit corporate.hasbro.com.

© 2023 Hasbro, Inc. All Rights Reserved.

Forward Looking Statement Safe Harbor

Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our business strategies and plans for growth; expectations relating to products, gaming and entertainment; anticipated cost savings and cash costs to achieve savings; financial targets; and anticipated financial performance for 2023 and medium to long-term targets. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:

•our ability to successfully execute on our Blueprint 2.0 strategy, including to focus on and scale select business initiatives and brands to drive profitability;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•our ability to successfully compete in the global play and entertainment industry;
•our ability to successfully evolve and transform our business and capabilities to successfully address the global consumer landscape;
•inflation and downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•our ability to successfully develop and continue to execute plans to mitigate the negative impact of the coronavirus on our business;
•risks related to other economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, rising interest rates, higher commodity prices, labor costs or transportation costs, or outbreaks of disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•risks associated with international operations, such as currency conversion, currency fluctuations, the imposition of tariffs, quotas, shipping delays or difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•risks related to our leadership changes;
•our ability to attract and retain talented and diverse employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs of products and content we acquire and produce;
•risks relating to loss of data or security breaches;
•risks relating to investments, acquisitions and dispositions, including the ability to realize the anticipated benefits of acquired assets or businesses;
•fluctuations in our business due to seasonality;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquisition and related costs, acquired intangible amortization, Blueprint 2.0 implementation charges; Operational Excellence charges as well as 2021 losses on the music sale and charges from UK tax reform. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings (loss) attributable to noncontrolling interests, depreciation and amortization of intangibles. Segment EBITDA represents segment operating profit (loss) plus other income or expense, less depreciation and amortization of intangibles. Adjusted EBITDA also excludes Blueprint 2.0 implementation charges,

Operational Excellence charges and the impact of stock compensation (including acquisition-related stock expense). As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share and Adjusted operating profit provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. The impact of changes in foreign currency exchange rates used to translate the consolidated statements of operations is quantified by translating the current period revenues at the prior period exchange rates and comparing this amount to the prior period reported revenues. The Company believes that the presentation of the impact of changes in exchange rates, which are beyond the Company’s control, is helpful to an investor’s understanding of the performance of the underlying business. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E
Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Media: Allison McEneaney | Hasbro, Inc. | (917)-957-2421 | allison.mceneaney@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions of Dollars)

	December 25, 2022	December 26, 2021
ASSETS
Cash and Cash Equivalents	$513.1	$1,019.2
Accounts Receivable, Net	1,132.4	1,500.4
Inventories	676.8	552.1
Prepaid Expenses and Other Current Assets	676.8	656.4
Total Current Assets	2,999.1	3,728.1
Property, Plant and Equipment, Net	422.8	421.1
Goodwill	3,470.1	3,419.6
Other Intangible Assets, Net	814.6	1,172.0
Other Assets	1,589.3	1,297.0
Total Assets	$9,295.9	$10,037.8

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$142.4	$0.8
Current Portion of Long-Term Debt	113.2	200.1
Accounts Payable and Accrued Liabilities	1,934.1	2,255.0
Total Current Liabilities	2,189.7	2,455.9
Long-Term Debt	3,711.2	3,824.2
Other Liabilities	533.1	670.7
Total Liabilities	6,434.0	6,950.8
Redeemable Noncontrolling Interests	—	23.9
Total Shareholders' Equity	2,861.9	3,063.1
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$9,295.9	$10,037.8

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Quarter Ended				Year Ended
	December 25, 2022	% Net Revenues	December 26, 2021	% Net Revenues	December 25, 2022	% Net Revenues	December 26, 2021	% Net Revenues
Net Revenues	$1,678.5	100.0%	$2,013.4	100.0%	$5,856.7	100.0%	$6,420.4	100.0%
Costs and Expenses:
Cost of Sales	580.6	34.6%	683.1	33.9%	1,911.8	32.6%	1,927.5	30.0%
Program Cost Amortization	189.8	11.3%	232.5	11.5%	555.5	9.5%	628.6	9.8%
Royalties	157.7	9.4%	228.2	11.3%	493.0	8.4%	620.4	9.7%
Product Development	76.7	4.6%	86.6	4.3%	307.9	5.3%	315.7	4.9%
Advertising	110.3	6.6%	150.0	7.5%	387.3	6.6%	506.6	7.9%
Amortization of Intangibles	24.1	1.4%	26.5	1.3%	105.3	1.8%	116.8	1.8%
Selling, Distribution and Administration	666.0	39.7%	428.0	21.3%	1,666.1	28.4%	1,432.7	22.3%
Loss on Disposal of Business	(1.0)	-0.1%	7.0	0.3%	22.1	0.4%	108.8	1.7%
Operating Profit (Loss)	(125.7)	-7.5%	171.5	8.5%	407.7	7.0%	763.3	11.9%
Interest Expense	45.8	2.7%	42.4	2.1%	171.0	2.9%	179.7	2.8%
Other Expense (Income), Net	(7.3)	-0.4%	41.2	2.0%	(24.8)	-0.4%	1.7	0.0%
Earnings before Income Taxes	(164.2)	-9.8%	87.9	4.4%	261.5	4.5%	581.9	9.1%
Income Tax Expense (Benefit)	(35.6)	-2.1%	3.1	0.2%	58.5	1.0%	146.6	2.3%
Net Earnings (Loss)	(128.6)	-7.7%	84.8	4.2%	203.0	3.5%	435.3	6.8%
Net Earnings (Loss) Attributable to Noncontrolling Interests	0.3	0.0%	2.6	0.1%	(0.5)	0.0%	6.6	0.1%
Net Earnings Attributable to Hasbro, Inc.	$(128.9)	-7.7%	$82.2	4.1%	$203.5	3.5%	$428.7	6.7%

Per Common Share
Net Earnings (Loss)
Basic	$(0.93)		$0.59		$1.47		$3.11
Diluted	$(0.93)		$0.59		$1.46		$3.10

Cash Dividends Declared	$0.70		$0.68		$2.80		$2.72

Weighted Average Number of Shares
Basic	138.3		138.3		138.7		138.0
Diluted	138.5		138.7		138.9		138.4

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions of Dollars)

	Year Ended
	December 25, 2022	December 26, 2021
Cash Flows from Operating Activities:
Net Earnings	$203.0	$435.3
Other Non-Cash Adjustments	1,047.7	1,203.8
Changes in Operating Assets and Liabilities	(877.8)	(821.2)
Net Cash Provided by Operating Activities	372.9	817.9

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(174.2)	(132.7)
Investments and Acquisitions	(146.3)	—
Proceeds from Sale of Business, Net of Cash	—	378.5
Other	7.5	(3.8)
Net Cash (Utilized) Provided by Investing Activities	(313.0)	242.0

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	3.8	144.0
Repayments of Long-Term Debt	(206.0)	(1,220.1)
Net Proceeds (Repayments) from Short-Term Borrowings	141.7	(5.6)
Purchases of Common Stock	(125.0)	—
Stock-Based Compensation Transactions	74.2	30.6
Dividends Paid	(385.3)	(374.5)
Payments Related to Tax Withholding for Share-Based Compensation	(24.0)	(13.7)
Debt Extinguishment Costs	—	(9.1)
Other	(32.7)	(11.4)
Net Cash Utilized by Financing Activities	(553.3)	(1,459.8)

Effect of Exchange Rate Changes on Cash	(12.7)	(30.6)

Net Decrease in Cash and Cash Equivalents	(506.1)	(430.5)

Cash and Cash Equivalents at Beginning of Year	1,019.2	1,449.7

Cash and Cash Equivalents at End of Year	$513.1	$1,019.2

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED
(Unaudited)
(Millions of Dollars)

Operating Results
	Quarter Ended December 25, 2022			Quarter Ended December 26, 2021
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (1)	$1,678.5	$—	$1,678.5	$2,013.4	$—	$2,013.4	-17%
Operating Profit (Loss)	(125.7)	394.9	269.2	171.5	48.4	219.9	22%
Operating Margin	-7.5%	23.5%	16.0%	8.5%	2.4%	10.9%
EBITDA	(61.4)	388.6	327.2	203.9	102.6	306.5	7%

Segment Results
Consumer Products:
External Net Revenues (2)	$1,004.7	$—	$1,004.7	$1,355.8	$—	$1,355.8	-26%
Operating Profit	78.4	23.7	102.1	140.9	—	140.9	-28%
Operating Margin	7.8%	2.4%	10.2%	10.4%	—	10.4%
EBITDA	141.8	23.9	165.7	173.0	9.0	182.0	-9%

Wizards of the Coast and Digital Gaming:
External Net Revenues (3)	$339.0	$—	$339.0	$277.9	$—	$277.9	22%
Operating Profit	104.1	—	104.1	84.7	—	84.7	23%
Operating Margin	30.7%	—	30.7%	30.5%	—	30.5%
EBITDA	110.5	5.4	115.9	103.6	3.4	107.0	8%

Entertainment:
External Net Revenues (4)	$334.8	$—	$334.8	$379.7	$—	$379.7	-12%
Operating (Loss) Profit	25.1	7.6	32.7	(17.5)	25.7	8.2	>100%
Operating Margin	7.5%	2.3%	9.8%	-4.6%	6.8%	2.2%
EBITDA	40.0	5.9	45.9	8.4	12.5	20.9	>100%

Corporate and Other:
Operating (Loss) Profit	$(333.3)	$363.6	$30.3	$(36.6)	$22.7	$(13.9)	>100%
EBITDA	(353.7)	353.4	(0.3)	(81.1)	77.7	(3.4)	91%

	Quarter Ended
	December 25, 2022	December 26, 2021	% Change
(1) Net Revenues by Brand Portfolio
Franchise Brands (i)	$729.5	$830.2	-12%
Partner Brands	276.2	394.3	-30%
Hasbro Gaming (ii)	262.6	286.1	-8%
Emerging Brands (i)	110.3	157.5	-30%
TV/Film/Entertainment	299.9	345.3	-13%
Total	$1,678.5	$2,013.4

(i) Effective in the first quarter of 2022, the Company moved PEPPA PIG into Franchise Brands from Emerging Brands. For comparability, the quarter ended December 26, 2021 net revenues have been restated to reflect the elevation of PEPPA PIG from Emerging Brands into Franchise Brands resulting in a change of $60.9.

(ii) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $581.8 for the quarter ended December 25, 2022, up 5% from revenues of $555.6 for the quarter ended December 26, 2021.

	Quarter Ended
	December 25, 2022	December 26, 2021	% Change
(2) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$533.0	$756.8	-30%
Europe	289.1	398.5	-27%
Asia Pacific	91.8	101.4	-9%
Latin America	90.8	99.1	-8%
Total	$1,004.7	$1,355.8

	Quarter Ended
	December 25, 2022	December 26, 2021	% Change
(3) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$266.7	$190.5	40%
Digital and Licensed Gaming	72.3	87.4	-17%

Total	$339.0	$277.9

	Quarter Ended
	December 25, 2022	December 26, 2021	% Change
(4) Entertainment Segment Net Revenues by Category
Film and TV	$310.6	$346.4	-10%
Family Brands	19.8	27.5	-28%
Music and Other	4.4	5.8	-24%
Total	$334.8	$379.7

Operating Results
	Year Ended December 25, 2022			Year Ended December 26, 2021
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (5)	$5,856.7	$—	$5,856.7	$6,420.4	$—	$6,420.4	-9%
Operating Profit	407.7	514.8	922.5	763.3	231.9	995.2	-7%
Operating Margin	7.0%	8.8%	15.8%	11.9%	3.6%	15.5%
EBITDA	665.1	508.0	1,173.1	1,041.7	268.5	1,310.2	-10%

Segment Results
Consumer Products:
External Net Revenues (6)	$3,572.5	$—	$3,572.5	$3,981.6	$—	$3,981.6	-10%
Operating Profit	217.3	52.6	269.9	401.4	—	401.4	-33%
Operating Margin	6.1%	1.5%	7.6%	10.1%	—	10.1%
EBITDA	442.7	48.5	491.2	532.5	32.6	565.1	-13%

Wizards of the Coast and Digital Gaming:
External Net Revenues (7)	$1,325.1	$—	$1,325.1	$1,286.6	$—	$1,286.6	3%
Operating Profit	538.3	—	538.3	547.0	—	547.0	-2%
Operating Margin	40.6%	—	40.6%	42.5%	—	42.5%
EBITDA	549.7	20.4	570.1	593.7	12.4	606.1	-6%

Entertainment:
External Net Revenues (8)	$959.1	$—	$959.1	$1,152.2	$—	$1,152.2	-17%
Operating (Loss) Profit	22.7	59.9	82.6	(91.8)	193.9	102.1	-19%
Operating Margin	2.4%	6.2%	8.6%	-8.0%	16.8%	8.9%
EBITDA	85.3	50.6	135.9	33.5	128.8	162.3	-16%

Corporate and Other:
Operating (Loss) Profit	$(370.6)	$402.3	$31.7	$(93.3)	$38.0	$(55.3)	>100%
EBITDA	(412.6)	388.5	(24.1)	(118.0)	94.7	(23.3)	-3%

	Year Ended
	December 25, 2022	December 26, 2021	% Change
(5) Net Revenues by Brand Portfolio
Franchise Brands (i)	$2,830.6	$2,955.6	-4%
Partner Brands	1,052.0	1,161.0	-9%
Hasbro Gaming (ii)	743.3	851.4	-13%
Emerging Brands (i)	402.1	454.7	-12%
TV/Film/Entertainment	828.7	997.7	-17%
Total	$5,856.7	$6,420.4

(i) Effective in the first quarter of 2022, the Company moved PEPPA PIG into Franchise Brands from Emerging Brands. For comparability, the year ended December 26, 2021 net revenues have been restated to reflect the elevation of PEPPA PIG from Emerging Brands into Franchise Brands resulting in a change of $162.9.

(ii) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $1,997.5 for the year ended December 25, 2022, down 5% from revenues of $2,098.9 for the year ended December 26, 2021.

	Year Ended
	December 25, 2022	December 26, 2021	% Change
(6) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$2,064.8	$2,315.9	-11%
Europe	899.5	1,067.7	-16%
Asia Pacific	293.4	310.1	-5%
Latin America	314.8	287.9	9%
Total	$3,572.5	$3,981.6

	Year Ended
	December 25, 2022	December 26, 2021	% Change
(7) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$1,067.0	$950.6	12%
Digital and Licensed Gaming	258.1	336.0	-23%
Total	$1,325.1	$1,286.6

	Year Ended
	December 25, 2022	December 26, 2021	% Change
(8) Entertainment Segment Net Revenues by Category
Film and TV	$837.6	$932.5	-10%
Family Brands	79.4	132.9	-40%
Music and Other	42.1	86.8	-51%
Total	$959.1	$1,152.2

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of Adjusted Operating Profit

	Quarter Ended		Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021

Operating Profit (Loss)	$(125.7)	$171.5	$407.7	$763.3
Consumer Products	78.4	140.9	217.3	401.4
Wizards of the Coast and Digital Gaming	104.1	84.7	538.3	547.0
Entertainment	25.1	(17.5)	22.7	(91.8)
Corporate and Other	(333.3)	(36.6)	(370.6)	(93.3)

Non-GAAP Adjustments (1)	$394.9	$48.4	$514.8	$231.9
Consumer Products	23.7	—	52.6	—
Entertainment	7.6	25.7	59.9	193.9
Corporate and Other	363.6	22.7	402.3	38.0

Adjusted Operating Profit (Loss)	$269.2	$219.9	$922.5	$995.2
Consumer Products	102.1	140.9	269.9	401.4
Wizards of the Coast and Digital Gaming	104.1	84.7	538.3	547.0
Entertainment	32.7	8.2	82.6	102.1
Corporate and Other	30.3	(13.9)	31.7	(55.3)

(1) Non-GAAP Adjustments include the following:
Acquisition-related costs (i)	$4.5	$1.9	$14.6	$7.7
Acquired intangible amortization (ii)	16.9	18.6	71.4	85.0
Loss on disposal of eOne music (iii)	—	7.0	—	118.3
Stock acceleration (iv)	—	20.9	—	20.9
Blueprint 2.0 implementation charges (v)
Loss on disposal of non-core businesses (a)	(1.0)	—	22.1	—
Impairment of assets (b)	296.6	—	300.3	—

Operational Excellence charges (vi)
Severance and other employee charges (c)	72.8	—	94.1	—
Transformation office and consultant fees (c)	5.1	—	12.3	—
Total	$394.9	$48.4	$514.8	$231.9

(i) In association with the Company's acquisition of eOne, the Company incurred stock compensation expenses of $4.5 ($4.0 after-tax) and $14.6 ($12.9 after-tax) in the quarter and year ended December 25, 2022, respectively, and $1.9 ($1.6 after-tax) and $7.7 ($6.6 after-tax) in the quarter and year ended December 26, 2021, respectively. The expense is included within Selling, Distribution and Administration.
(ii) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. Beginning in 2022, the Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. In 2021, the intangible amortization costs were recorded within the Entertainment segment.
(iii) On April 25, 2021, the Company entered into a definitive agreement to sell the eOne music business for an aggregate sales price of $385.0, subject to certain closing adjustments related to working capital and net debt. As such, the assets and liabilities of eOne music were revalued in the second quarter of 2021 and disclosed separately on the balance sheet. In the quarter ended December 26, 2021, the Company finalized the closing working capital adjustment, which resulted in an additional loss of $7.0. The total charge of $118.3 is comprised of a goodwill impairment loss of $108.8 (included within Loss on Disposal of Business) and transaction costs of $9.5 (included within Selling, Distribution and Administration). The after-tax combined charge is $116.1 for the year ended December 26, 2021.
(iv) In the quarter and year ended December 26, 2021, the Company incurred $20.9 of stock compensation expense associated with the accelerated vesting of certain equity awards as a result of the passing of its former CEO.
(v) The Company announced the results of its strategic review, Blueprint 2.0, a consumer-centric approach focusing on fewer, bigger brands, expanded licensing, branded entertainment, and high-margin growth in games, digital and direct. Charges of $295.6 ($228.3 after-tax) and $322.4 ($253.1 after-tax) for the quarter and year ended December 25, 2022, respectively, have been recognized as the Company implements the new strategy, consisting of:
(a) Loss on disposal of non-core businesses for the year ended December 25, 2022 of $22.1 ($21.1 after-tax) related to the exit of non-core businesses within the Entertainment segment. In the quarter ended December 25, 2022, the Company completed the sale process, which resulted in a reduction of the loss of $1.0 ($0.1 after-tax). The year to date charge is comprised of a goodwill impairment loss of $11.8 and asset impairments of $10.3 (included within Loss on Disposal of Business).
(b) Assets impairments and charges of $296.6 ($228.4 after-tax) and $300.3 ($232.0 after-tax) for the quarter and year ended December 25, 2022, respectively, related to charges incurred as a result of the Company's focused investment strategy on fewer, bigger brands. In the fourth quarter of 2022, the Company incurred a $281.3 impairment within the Corporate and Other segment, of which, $281.0 related to a partial impairment of the Company's definite-lived intangible, Power Rangers, in Selling, Distribution and Administration; and incurred incremental asset charges related to product cancellations, consisting of inventory and asset write offs of $14.9 in Cost of Sales within the Consumer Products segment. Within the Entertainment segment, the company incurred strategy related asset impairments of certain discontinued projects of $0.4 and $4.1 within Program Cost Amortization for the quarter and year ended December 25, 2022, respectively.
(vi) In support of Blueprint 2.0, Hasbro announced an Operational Excellence program to deliver significant annualized savings. Charges of $77.9 ($64.6 after-tax) and $106.4 ($89.2 after-tax) for the quarter and year ended December 25, 2022, respectively, relating to this program have been recognized, consisting of:
(c) Severance and other employee charges of $72.8 and $94.1 for the quarter and year ended December 25, 2022, respectively, associated with cost-savings initiatives across the Company and program related transformation office and consultant fees of $5.1 and $12.3 for the quarter and year ended December 25, 2022, respectively, are included within Selling, Distribution and Administration within the Corporate and Other segment.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of EBITDA and Adjusted EBITDA
	Quarter Ended		Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(128.9)	$82.2	$203.5	$428.7
Interest Expense	45.8	42.4	171.0	179.7
Income Tax Expense (Benefit)	(35.6)	3.1	58.5	146.6
Net Earnings (Loss) Attributable to Noncontrolling Interests	0.3	2.6	(0.5)	6.6
Depreciation	32.9	47.1	127.3	163.3
Amortization of Intangibles	24.1	26.5	105.3	116.8
EBITDA	$(61.4)	$203.9	$665.1	$1,041.7
Non-GAAP Adjustments and Stock Compensation (1)	388.6	102.6	508.0	268.5
Adjusted EBITDA	$327.2	$306.5	$1,173.1	$1,310.2

(1) Non-GAAP Adjustments and Stock Compensation are comprised of the following:
Stock compensation	$15.1	$41.6	$79.2	$96.2
Loss on disposal of business and related costs	—	7.0	—	118.3
Blueprint 2.0 implementation charges (i)	295.6	—	322.4	—
Operational Excellence charges	77.9	—	106.4	—
Net loss on Discovery investment (ii)	—	54.0	—	54.0
Total	$388.6	$102.6	$508.0	$268.5

(i) Blueprint 2.0 implementation charges includes a partial impairment of the Company's definite-lived intangible, Power Rangers, of $281.0 (215.2 net of taxes).
(ii) The Company owns a 40% interest in a joint venture, Discovery Family Channel, with Discovery Communications, Inc. In the fourth quarter of 2021, the Company recorded an impairment of $74.1. This resulted in a reduction to the Discovery Option Liability of $20.1. Net loss of $54.0 million ($41.3 net of taxes).

Adjusted EBITDA by Segment:
Consumer Products	$165.7	$182.0	$491.2	$565.1
Wizards of the Coast and Digital Gaming	115.9	107.0	570.1	606.1
Entertainment	45.9	20.9	135.9	162.3
Corporate and Other	(0.3)	(3.4)	(24.1)	(23.3)
Total Adjusted EBITDA	$327.2	$306.5	$1,173.1	$1,310.2

Consumer Products:
Operating Profit	$78.4	$140.9	$217.3	$401.4
Other Income	27.2	5.3	72.9	18.7
Depreciation	19.8	19.0	84.3	81.2
Amortization of Intangibles	16.4	7.8	68.2	31.2
EBITDA	$141.8	$173.0	$442.7	$532.5
Non-GAAP Adjustments and Stock Compensation	23.9	9.0	48.5	32.6
Adjusted EBITDA	$165.7	$182.0	$491.2	$565.1

Wizards of the Coast and Digital Gaming:
Operating Profit	$104.1	$84.7	$538.3	$547.0
Other (Expense) Income	1.3	(0.6)	(3.2)	(1.8)
Depreciation	3.2	19.5	9.9	48.5
Amortization of Intangibles	1.9	—	4.7	—
EBITDA	$110.5	$103.6	$549.7	$593.7
Non-GAAP Adjustments and Stock Compensation	5.4	3.4	20.4	12.4
Adjusted EBITDA	$115.9	$107.0	$570.1	$606.1

Entertainment:
Operating Profit (Loss)	$25.1	$(17.5)	$22.7	$(91.8)
Other Income	4.7	4.2	18.8	28.7
Depreciation	2.2	2.9	9.6	10.7
Amortization of Intangibles	8.0	18.8	34.2	85.9
EBITDA	$40.0	$8.4	$85.3	$33.5
Non-GAAP Adjustments and Stock Compensation	5.9	12.5	50.6	128.8
Adjusted EBITDA	$45.9	$20.9	$135.9	$162.3

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share
	Quarter Ended
(all adjustments reported after-tax)	December 25, 2022	Diluted Per Share Amount	December 26, 2021	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(128.9)	$(0.93)	$82.2	$0.59
Acquisition and related costs	4.0	0.03	1.6	0.01
Acquired intangible amortization	13.9	0.10	15.4	0.11
Loss on disposal of business and related costs	—	—	7.0	0.05
Blueprint 2.0 implementation charges (1)	228.3	1.64	—	—
Operational Excellence charges	64.6	0.47	—	—
Stock acceleration	—	—	20.9	0.15
Net loss on Discovery investment	—	—	41.3	0.30
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$181.9	$1.31	$168.4	$1.21

	Year Ended
(all adjustments reported after-tax)	December 25, 2022	Diluted Per Share Amount	December 26, 2021	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc.	$203.5	$1.46	$428.7	$3.10
Acquisition and related costs	12.9	0.09	6.6	0.05
Acquired intangible amortization	59.4	0.43	70.4	0.51
Loss on disposal of business and related costs	—	—	116.1	0.84
Blueprint 2.0 implementation charges (1)	253.1	1.82	—	—
Operational Excellence charges	89.2	0.64	—	—
UK Tax Reform (2)	—	—	39.4	0.28
Stock acceleration	—	—	20.9	0.15
Net loss on Discovery investment	—	—	41.3	0.30
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$618.1	$4.45	$723.4	$5.23

(1) Blueprint 2.0 implementation charges includes a partial impairment of the Company's definite-lived intangible, Power Rangers, of $215.2.

(2) In the second quarter of 2021, the Company recorded income tax expense of $39.4 as a result of the revaluation of the Company's UK deferred taxes in accordance with Finance Act 2021 enacted by the United Kingdom on June 10, 2021. Effective April 1, 2023, the new law increases the corporate income tax rate to 25% from 19%.